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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements on Forms S-3 (File No. 333-105494), S-4 (File No. 333-91577) and S-8 (File Nos.
333-43787, 333-89008, 333-95901, and 333-105938) of Iron Mountain
Incorporated of our report dated March 8, 2004, relating to the consolidated financial statements of Iron Mountain Incorporated as of and for the years ended December 31, 2003 and 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations and the adoption of Statement of Financial Accounting Standard No. 142) appearing in this Annual Report on Form 10-K of Iron Mountain Incorporated for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
March 8, 2004